Exhibit 99.1

ROSETTA RESOURCES INC. TO PRESENT AT DUGTM EAGLE FORD CONFERENCE

HOUSTON, TEXAS, October 4, 2012 / GLOBE NEWSWIRE / -- Rosetta Resources Inc. (NASDAQ: ROSE) (“Rosetta” or the “Company”) today announced that John D. Clayton, Senior Vice President, Asset Development, will present at Hart Energy’s 3rd Annual DUGTM Eagle Ford Conference on Monday, October 15, 2012 at 2:20 p.m. Central Time.  The conference and exhibition will be held at the Henry B. Gonzalez Convention Center in San Antonio, Texas.

A copy of the presentation will be available at the Company’s website at www.rosettaresources.com under “Investors - Presentations” prior to the event.

Rosetta Resources Inc. is an independent exploration and production company engaged in the acquisition and development of onshore energy resources in the United States of America.  The Company holds a leading position in the Eagle Ford shale in South Texas, one of the nation’s largest unconventional resource plays.  Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

 [ROSE-G]

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to the Company’s risks, uncertainties and assumptions as it discloses from time to time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which can be found on the Company’s website at www.rosettaresources.com.  The Company undertakes no duty to update the information contained herein except as required by law.

Investor Contact:

Don O. McCormack
Vice President and Treasurer
Rosetta Resources Inc.
info@rosettaresources.com